Exhibit 10.7
Execution Copy
Security Agreement
          This Security Agreement dated as of May 3, 2011 (as amended, restated, supplemented or modified from time to time, this “Agreement” ), is given, made and entered into by Northeast Ohio Natural Gas Corp., an Ohio corporation (“NEO”), Orwell Natural Gas Company, an Ohio corporation (“Orwell” ), Brainard Gas Corp., an Ohio corporation (“Brainard” ; Brainard, NEO and Orwell are referred to herein, collectively, as the “Fixed Rate Issuers” and, individually, as a “Fixed Rate Issuer” ), Great Plains Natural Gas Company, an Ohio corporation, in its capacity as issuer of the hereinafter defined Floating Rate Notes (the “Floating Rate Issuer” ) and in its capacity as guarantor under the hereinafter defined Fixed Rate Note Purchase Agreement (“Great Plains” ), Lightning Pipeline Company, Inc., an Ohio corporation (“Lightning” ), Spelman Pipeline Holdings, LLC, an Ohio limited liability company (“Spelman” ), Kidron Pipeline, LLC, an Ohio limited liability company (“Kidron” ), Gas Natural Service Company, LLC, an Ohio limited liability company (“Service Company” ), and Gas Natural Inc., an Ohio corporation (the “Parent” ; the Parent, the Fixed Rate Issuers, the Floating Rate Issuer, Great Plains, Lightning, Spelman, Kidron and Service Company are referred to herein, collectively, as the “Initial Grantors” ) and any new Subsidiary of any Initial Grantor, whether now existing or hereafter formed or acquired, which becomes party to this Agreement pursuant to Section 21 hereof (collectively, together with the Initial Grantors, and in each case with its respective successors and assigns, including debtors-in-possession on behalf thereof, the “Grantors” and, individually, a “Grantor” ), as the grantors of the security described below, and Sun Life Assurance Company of Canada (the “Secured Party” ), as the secured party, in connection with those certain Note Purchase Agreements (as defined below).
Witnesseth that:
          Whereas, the Grantors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof).
          Whereas, pursuant to that certain Note Purchase Agreement dated as of November 1, 2010 by and among the Secured Party, the Fixed Rate Issuers, Great Plains, Lightning and the Parent, as amended by the First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011 by and among the Secured Party, the Fixed Rate Issuers, Great Plains, Lightning, Spelman, Kidron, Service Company and the Parent (as so amended, and as from time to time further amended, restated, supplemented or otherwise modified, the “Fixed Rate Note Purchase Agreement” ) (i) the Secured Party has agreed to purchase $15,334,000 aggregate principal amount of the Fixed Rate Issuers’ Senior Secured Guaranteed Notes due June 1, 2017 (the “Fixed Rate Notes” ) and (ii) Great Plains, Lightning, Spelman, Kidron, Service Company and the Parent have each agreed to jointly and severally guarantee the Guaranteed Obligations (as defined therein).
          Whereas, pursuant to that certain Note Purchase Agreement dated as of November 1, 2010 by and among the Secured Party, the Floating Rate Issuer, Lightning and the Parent, as amended by the First Amendment and Joinder to Note Purchase Agreement dated as of May 3, 2011 by and among the Secured Party, the Floating Rate Issuer, Lightning, Spelman, Kidron, Service Company and the Parent (as so amended, and as from time to time further amended, restated, supplemented or otherwise modified, the “Floating Rate Note Purchase Agreement” ; the Floating Rate Note Purchase Agreement and the Fixed Rate Note Purchase Agreement are referred to herein, collectively, as the

“Note Purchase Agreements” and, individually, as a “Note Purchase Agreement” ) (i) the Secured Party has agreed to purchase $3,000,000 aggregate principal amount of the Floating Rate Issuer’s Floating Rate Senior Secured Guaranteed Notes due 2013 (the “Floating Rate Notes” ; the Floating Rate Notes and the Fixed Rate Notes are referred to herein, collectively, as the “Notes” and, individually, as a “Note” ) and (ii) Lightning, Spelman, Kidron, Service Company and the Parent have each agreed to jointly and severally guarantee the Guaranteed Obligations (as defined therein).
          Whereas, in order to induce the Secured Party to enter into the Note Purchase Agreements and other Financing Agreements (as hereinafter defined) and to induce the Secured Party to purchase the Notes, the Grantors have agreed to grant a continuing Lien on the Collateral to secure the Grantors’ obligations to the Secured Party under each Note Purchase Agreement, as applicable, and the other Financing Agreements and otherwise as more fully described herein in the manner set forth herein.
          Whereas, the Initial Grantors contemplate that from time to time after the date hereof, additional Subsidiaries may, subject to the terms and conditions of Section 9.8 of each of the Note Purchase Agreements, enter into joinder agreements to the Financing Agreements and the Secured Party desires that such Subsidiaries become subject to this Agreement pursuant to the requirements of Section 21 hereof.
          Now, Therefore, intending to be legally bound hereby, the parties hereto covenant and agree as follows:
          1. Terms which are defined in the Note Purchase Agreements and not otherwise defined herein are used herein as defined therein. The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:
               (i) “Collateral” means, with respect to each Grantor, all of such Grantor’s right, title and interest in, to and under the following described property of such Grantor (each capitalized term used in this definition shall have in this Agreement the meaning given to it by the UCC):
                    (a) all now existing and hereafter acquired or arising Accounts, Goods, Health Care Insurance Receivables, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed on Schedule B hereto (as such Schedule is amended or supplemented from time to time), Equipment, Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to any of the foregoing and all Proceeds of any of the foregoing (including without limitation all insurance policies and proceeds thereof);
                    (b) to the extent, if any, not included in clause (a) above, each and every other item of personal property and fixtures, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and, agreements, and all collateral for payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and
                    (c) all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information.
Provided, however, that “Collateral” does not include any shares or stock of an Unrestricted Subsidiary.
     (ii) “Event of Default” means, individually and collectively, (a) any “Event of Default” as defined in the Fixed Rate Note Purchase Agreement and (b) any “Event of Default” as defined in the Floating Rate Note Purchase Agreement.
     (iii) “Financing Agreements” means, individually and collectively, (a) the “Financing Agreements” as defined in the Fixed Rate Note Purchase Agreement and (b) the “Financing Agreements” as defined in the Floating Rate Note Purchase Agreement.
     (iv) “Fixed Rate Obligations” shall mean the “Obligations” as defined in the Fixed Rate Note Purchase Agreement.
     (v) “Floating Rate Obligations” shall mean the “Obligations” as defined in the Floating Rate Note Purchase Agreement.
     (vi) “Obligations” shall mean, individually and collectively, the Fixed Rate Obligations and the Floating Rate Obligations.
     (vii) “Other Indebtedness” shall mean and include all now existing and hereafter arising Indebtedness, or other obligations or liabilities, of each Grantor, whether as a primary obligor, guarantor or otherwise, to the Secured Party, other than that which relates to or arises under or in connection with the Note Purchase Agreements and the other Financing Agreements to which such Grantor is a party.
     (viii) “Secured Obligations” shall mean and include all now existing and hereafter arising (a) Fixed Rate Obligations of the Fixed Rate Issuers, Great Plains, Lightning, Spelman, Kidron, Service Company and the Parent to the Secured Party under the Fixed Rate Note Purchase Agreement and the Fixed Rate Notes, (b) Floating Rate Obligations of the Floating Rate Issuer, Lightning, Spelman, Kidron, Service Company and the Parent to the Secured Party under the Floating Rate Note Purchase Agreement and the Floating Rate Notes, and (c) any other Obligations of the Grantors to the Secured Party under any of the other Financing Agreements to which any Grantor is a party, or under any Other Indebtedness, including the following: (x) all obligations, liabilities, and indebtedness, whether for principal, interest, fees, indemnities, expenses or otherwise, of the Grantors to the Secured Party, now existing or hereafter incurred under either Note Purchase Agreement, any Notes, any of the other Financing Agreements, or any other agreement, undertaking, instrument or document related to Other Indebtedness, as any of the same or any one or more of them may from time to time be amended, restated, modified, or supplemented, together with any and all extensions, renewals, refinancings, and refundings thereof in whole or in part (and including obligations, liabilities, and indebtedness arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to any Grantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability or indebtedness is not enforceable or allowable in such proceeding, and including all obligations, liabilities and indebtedness arising from any extensions of credit under or in connection with the Financing Agreements, or any such other agreement, undertaking, instrument or document, from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Financing Agreements, or any such other agreement, undertaking, instrument or document, or are made in circumstances in which any condition to extension of credit is not satisfied); and (y) any sums advanced by the Secured Party or which may otherwise become due pursuant to the provisions of either Note Purchase Agreement, this Agreement or any other Financing Agreements to which any Grantor is a party, or any such other agreement, undertaking, instrument or document, or pursuant to any other document or instrument at any time delivered to the Secured Party in connection therewith, including fees and charges, and indemnification obligations under any such document or instrument, together with all interest payable on any of the foregoing, whether such sums are advanced or otherwise become due before or after the entry of any judgment for foreclosure or any judgment on any Financing Agreement or any such other agreement, undertaking, instrument or document, or with respect to any default under any of the Secured Obligations. For the avoidance of doubt, the Fixed Rate Issuers’ Collateral shall at no time secure the Floating Rate Obligations.
     (ix) “Receivables” means all of the Collateral except Equipment, Goods, Deposit Accounts, Software, Investment Property and Fixtures.
     (x) “UCC” means the Uniform Commercial Code as in effect in the State of Ohio on the date hereof and as amended from time to time except to the extent that the conflict of law rules of such Uniform Commercial Code shall apply the Uniform Commercial Code as in effect from time to time in any other state to specific property or other matters.
          2. As security for the due and punctual payment and performance of the Secured Obligations in full, each Grantor hereby agrees that the Secured Party shall have, and each Grantor hereby grants to and creates in favor of the Secured Party, a continuing first priority lien on and security interest under the UCC in and to the Collateral subject only to Permitted Encumbrances. Without limiting the generality of Section 4 below, each Grantor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the UCC or (ii) the perfection of a valid and enforceable first priority security interest therein under the UCC cannot be accomplished either by the Secured Party taking possession thereof or by the filing in appropriate locations of appropriate UCC financing statements, such Grantor will at its expense execute and deliver to the Secured Party and hereby does authorize the Secured Party to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be reasonably requested by the Secured Party from time to time for the purpose of creating a valid and perfected first priority lien and security interest on such item, subject only to Permitted Encumbrances, enforceable against each Grantor and all third parties to secure the Secured Obligations.
          3. Each Grantor represents and warrants to the Secured Party subject to any and all regulations affecting such Grantor by the nature of its business as a public utility, that (a) such Grantor has good and marketable title to the Collateral, (b) except for the security interest granted to and created in favor of the Secured Party and Permitted Encumbrances, all the Collateral is free and clear of any Lien, (c) such Grantor will defend the Collateral against all material claims and demands of all persons at any time claiming the same or any interest therein, (d) each Account and General Intangible is genuine and enforceable in accordance with its terms, subject to reasonable reserves on such Grantor’s financial statements, and such Grantor will defend the same against all claims, demands, recoupment, setoffs, and counterclaims, at any time asserted, and (e) at the time any Account or General Intangible becomes subject to this Agreement, each such Account or General Intangible will be a good and valid Account representing a bona fide sale of goods or services by such Grantor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors (or for those on behalf of whom the account debtors are obligated on the Accounts), and no such Account or General Intangible will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, subject to reasonable reserves on such Grantor’s financial statements, (f) the exact legal name of each Grantor is as set forth on the signature page hereto, and (g) the state of incorporation, formation or organization as applicable, of each Grantor is as set forth on Schedule A hereto.
          4. Each Grantor will faithfully preserve and protect the Secured Party’s security interest in the Collateral as a prior perfected security interest under the UCC, superior and prior to the rights of all third Persons, except for holders of Permitted Encumbrances, and will do all such other acts and things and will, upon request therefor by the Secured Party, execute, deliver, file and record, and each Grantor hereby authorizes the Secured Party to so file, all such other documents and instruments, including, without limitation, financing statements, security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Secured Party in its reasonable discretion may deem necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the UCC); and each Grantor hereby irrevocably appoints the Secured Party, its officers, employees and agents, or any of them, as attorneys-in-fact for such Grantor to execute, deliver, file and record such items for such Grantor and in such Grantor’s name, place and stead. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.
          5. Each Grantor covenants and agrees, subject to restrictions imposed by any applicable law or regulation, that:
               (i) it will defend the Secured Party’s right, title and lien on and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Secured Party;
               (ii) it will not suffer or permit to exist on any Collateral any Lien except for Permitted Encumbrances;
               (iii) it will not take or omit to take any action, the taking or the omission of which might result in a material alteration (except as permitted by the applicable Note Purchase Agreement) or impairment of the Collateral of the Secured Party’s right under this Agreement;
               (iv) it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 10.6 [Disposition of Assets] of the applicable Note Purchase Agreement;
               (v) it will (a) except for such Collateral delivered to the Secured Party pursuant to this Section or otherwise now or hereafter under the control of the Secured Party, obtain and maintain sole and exclusive possession of the Collateral, (b) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Security Interest Data Summary attached as Schedule A hereto, unless it shall have given the Secured Party prior notice and taken any action reasonably requested by the Secured Party to maintain its security interest therein, (c) notify the Secured Party if an Account becomes evidenced or secured by an Instrument or Chattel Paper and deliver to the Secured Party upon the Secured Party’s request therefor all Collateral consisting of Instruments and Chattel Paper immediately upon such Grantor’s receipt of a request therefor, (d) deliver to the Secured Party possession of all Collateral the possession of which is required to perfect the Secured Party’s lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (e) execute control agreements and cause, to the best of its ability, other Persons to execute acknowledgments in form and substance reasonably satisfactory to the Secured Party evidencing the Secured Party’s control with respect to all Collateral the control or acknowledgment of which perfects the Secured Party’s security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (f) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Secured Party may from time to time reasonably require; and
               (vi) it will promptly furnish to the Secured Party such information and documents relating to the Collateral as the Secured Party may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Grantor’s contracts or the performance thereof, all of the foregoing to be certified upon request of the Secured Party by an authorized officer of such Grantor;
               (vii) it shall immediately notify the Secured Party if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency, instrumentality thereof, and upon the request of the Secured Party will execute any instruments and take any steps required by the Secured Party so that all monies due and to become due under such contract shall be assigned to the Secured Party and notice of the assignment given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act;
               (viii) such Grantor will not change its state of incorporation, formation or organization without the prior written consent of the Secured Party;
               (ix) such Grantor will not change its name without providing thirty (30) days prior written notice to the Secured Party;
               (x) except as otherwise permitted by the applicable Note Purchase Agreement, such Grantor shall preserve its corporate existence and shall not (a) in one, or a series of related transactions, merge into or consolidate with any other entity, the survivor of which is not a Grantor, or (b) sell all or substantially all of its assets;
               (xi) if such Grantor shall at any time acquire a Commercial Tort Claim, such Grantor shall promptly notify the Secured Party in a writing signed by such Grantor of the details thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, with such writing to be in forms and substance reasonably satisfactory to the Secured Party and such writing shall constitute a supplement to Schedule B hereto;
               (xii) such Grantor hereby (a) authorizes the Secured Party to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, and which contain any information required by the UCC or any other applicable statute applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments, (b) agrees to furnish any such information to the Secured Party promptly upon request, and (c) agrees that any such financing statements, continuation statements, or amendments may be signed by the Secured Party on behalf of such Grantor if the Secured Party so elects and may be filed at any time in any jurisdiction; and
               (xiii) such Grantor shall at any time and from time to time take such steps as the Secured Party may reasonably request as are necessary for the Secured Party to insure the continued perfection of the Secured Party’s security interest in the Collateral with the same priority required hereby and the preservation of its rights therein.
          6. Each Grantor assumes full responsibility for taking any and all necessary steps to preserve the Secured Party’s rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Encumbrance. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Secured Party takes such action for that purpose as a Grantor shall request in writing, provided that such requested action will not, in the judgment of the Secured Party, impair the security interest in the Collateral created hereby or the Secured Party’s rights in, or the value of, the Collateral, and provided further that such written request is received by the Secured Party in sufficient time to permit the Secured Party to take the requested action.

          7. (i) At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Grantor, the Secured Party may at its option take such actions as the Secured Party deems appropriate (a) to attach, perfect, continue, preserve and protect the Secured Party’s first priority security interest in or lien on the Collateral, (b) to inspect, audit and verify the Collateral, including reviewing all of the Grantors’ books and records and copying and making excerpts therefrom, and (c) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (a) and (b) to the Secured Obligations, to be paid by the Grantors to the Secured Party upon demand.
          (ii) At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Grantor, the Secured Party may at its option take such action as the Secured Party deems appropriate (a) to maintain, repair, protect and insure the Collateral, and/or (b) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of the Grantors hereunder, and (c) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (a) and (b) to the Secured Obligations, to be paid by the Grantors to the Secured Party upon demand.
          8. After there exists any Event of Default which has not been cured or waived under the Note Purchase Agreements:
               (i) The Secured Party shall have and may exercise all the rights and remedies available to a secured party under the UCC in effect at the time, and such other rights and remedies as may be provided by law and as set forth below, including without limitation to take over and collect all of the Grantors’ Receivables and all other Collateral, and to this end each Grantor hereby appoints the Secured Party, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (a) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (b) require the Grantors to assemble the Collateral and deliver it to the Secured Party or to any place reasonably designated by the Secured Party at the Grantors’ expense, (c) receive, open and dispose of all mail addressed to such Grantor and notify postal authorities to change the address for delivery thereof to such address as the Secured Party may designate, (d) demand payment of the Receivables, (e) enforce payment of the Receivables by legal proceedings or otherwise, (f) exercise all of the Grantors’ rights and remedies with respect to the collection of the Receivables, (g) settle, adjust, compromise, extend or renew the Receivables, (h) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (i) to the extent permitted by applicable law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Secured Party deems advisable, (j) discharge and release the Receivables, (k) take control, in any manner, of any item of payment or proceeds from any account debtor, (l) prepare, file and sign such Grantor’s name on any Proof of Claim in Bankruptcy or similar document against any account debtor, (m) prepare, file and sign such Grantor’s name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Receivables, (n) do all acts and things necessary, in the Secured Party’s sole discretion, to fulfill any Grantor’s or any Guarantor’s obligations to the Secured Party under the Note Purchase Agreements, Financing Agreements or otherwise, (o) endorse the name of such Grantor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables, (p) use such Grantor’s stationery and sign such Grantor’s name to verifications of the Receivables and notices thereof to account debtors, (q) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables or other Collateral or proceeds thereof to which such Grantor has access, (r) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (s) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (t) take such other action as the Secured Party may deem appropriate, including extending or modifying the terms of payment of such Grantor’s debtors. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement. To the extent permitted by law, each Grantor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Secured Party pursuant to this Agreement, except claims for physical damage to the Collateral arising from gross negligence or willful misconduct by the Secured Party.
     (ii) The Secured Party shall have the right to lease, sell or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by law (it being agreed by each Grantor that, in the absence of any contrary requirement of law ten (10) days’ prior notice of a public or private sale of Collateral shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, all as the Secured Party, in its sole discretion, may deem advisable. Such sales may be adjourned from time to time with or without notice. The Secured Party shall have the right to conduct such sales on any Grantor’s premises or elsewhere and shall have the right to use each Grantor’s premises without charge for such sales for such time or times as the Secured Party may see fit. The Secured Party may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.
     (iii) Each Grantor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals etc.) will promptly execute and deliver or cause the execution and delivery of all applications, certificates, instruments, registration statements, and all other documents and papers the Secured Party may request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Governmental Authority or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Financing Agreements. Without limiting the generality of the foregoing, each Grantor agrees that in the event the Secured Party shall exercise its rights hereunder or pursuant to the other Financing Agreements, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, such Grantor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Secured Party requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Secured Party and any other Persons in making any application for the prior consent or approval of any Governmental Authority or any other Person to the exercise by the Secured Party of any such rights relating to all or any of the Collateral. Furthermore, because each Grantor agrees that the remedies at law of the

Secured Party for failure of any Grantor to comply with this Subsection (iii) would be inadequate, and that any such failure would not be adequately compensable in damages, each Grantor agrees that this Subsection (iii) may be specifically enforced.
     (iv) Without limiting the rights and remedies of the Secured Party otherwise provided hereunder and under the other Financing Agreements, the Secured Party may, without notice to any Grantor which notice is expressly waived by each Grantor, in order to better secure the Secured Party, to the extent permitted by law, direct the account debtors to make payments of all monies paid or payable thereon directly to the Secured Party or to a lockbox designated by the Secured Party (and, at the request of the Secured Party, the Grantors shall indicate on all billings that payments thereon are to be made to the Secured Party) and give any account debtors so notified and directed the receipt of the Secured Party for any such payment as a full release for the amount so paid.
          9. The lien on and security interest in the Grantors’ Collateral granted to and created in favor of the Secured Party by this Agreement shall be for the benefit of the Secured Party. The Grantor shall remain liable to the Secured Party for and shall pay to the Secured Party, for the Secured Party’s benefit, any deficiency which may remain after such sale or collection.
          10. If the Secured Party repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Secured Party to store any Collateral on any of the Grantors’ premises, the Grantors hereby agree to lease to the Secured Party on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Secured Party’s election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by a Grantor. The foregoing rights shall be in addition to all rights of the Secured Party granted under the Mortgages conveyed by the Grantors to the Secured Party.
          11. No failure or delay on the part of the Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Secured Party hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. All waivers under this Agreement must be in writing. The rights and remedies of the Secured Party under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Secured Party may enforce any one or more remedies hereunder successively or concurrently at its option.
          12. All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 18 [Notices] of the applicable Note Purchase Agreement.
          13. Each Grantor agrees that as of the date hereof, all information contained in the Security Interest Data Schedule attached hereto as Schedule A is accurate and complete and contains no omission or misrepresentation. Each Grantor shall promptly notify the Secured Party, and in any case within fifteen (15) days, of any changes in the information set forth thereon.

          14. Each Grantor acknowledges that the provisions hereof giving the Secured Party rights of access to books, records and information concerning the Collateral and such Grantor’s operations and providing the Secured Party access to such Grantor’s premises are intended to afford the Secured Party with immediate access to current information concerning such Grantor and its activities, including without limitation, the value, nature and location of the Collateral so that the Secured Party can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether or when to exercise its other remedies hereunder and at law, including without limitation, instituting a replevin action should such Grantor refuse to turn over any Collateral to the Secured Party. Each Grantor further acknowledges that should such Grantor at any time fail to promptly provide such information and access to the Secured Party, such Grantor acknowledges that the Secured Party would have no adequate remedy at law to promptly obtain the same. Each Grantor agrees that the provisions hereof may be specifically enforced by the Secured Party and waives any claim or defense in any such action or proceeding that the Secured Party has an adequate remedy at law.
          15. This Agreement shall be binding upon and inure to the benefit of the Secured Party and its successors and assigns, and each Grantor and each of its successors and assigns, except that no Grantor may assign or transfer such Grantor’s obligations hereunder or any interest herein.
          16. This Agreement shall be deemed to be a contract under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of said State excluding its rules relating to conflicts of law.
          17. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          18. Each Grantor hereby irrevocably submits to the nonexclusive jurisdiction of the Court of Common Pleas of Lake County, Ohio or the District Court of the United States for the Northern District of Ohio in any action or proceeding arising out of or relating to this Agreement, and the Grantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in the Court of Common Pleas of Lake County, Ohio or the District Court of the United States for the Northern District of Ohio. The Grantor hereby waives to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding.
          19. Each Grantor and the Secured Party hereby waives any right to a trial by a jury in respect of any litigation directly or indirectly arising out of, under, or in connection with this Agreement or any other documents or transactions relating thereto.
          20. This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Grantor acknowledges and agrees that a telecopy transmission to the Secured Party of the signature pages hereof purporting to be signed on behalf of such Grantor shall constitute effective and binding execution and delivery hereof by such Grantor.
          21. Additional Subsidiaries that are required by the terms of Section 9.8 of each of the Note Purchase Agreements, shall execute and deliver to the Secured Party an Addendum in the form of Exhibit A attached hereto and shall, thereafter, become a Grantor hereunder.
[Signature Page Follows]

          In Witness Whereof, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Northeast Ohio Natural Gas Corp.
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Orwell Natural Gas Company
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Brainard Gas Corp.
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Lightning Pipeline Company, Inc.
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Kidron Pipeline, LLC
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Spelman Pipeline Holdings, LLC
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Gas Natural Service Company, LLC
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

Gas Natural Inc.
By	/s/ Thomas J. Smith
	Name:	Thomas J. Smith
	Title:	Chief Financial Officer

          This Agreement is hereby accepted and agreed to as of the date thereof.

SECURED PARTY: Sun Life Assurance Company of Canada
By	/s/ John Chamberlain
	Name:	John Chamberlain
	Title:	Senior Director, Private Fixed Income

By	/s/ Paul Sinclair
	Name:	Paul Sinclaim
	Title:	Managing Director, Head of PrivateDebt, Private Fixed Income